Exhibit 10.2

ASSIGNMENT AND ASSUMPTIONOF AGREEMENT FOR SALE AND PURCHASE AND JOINT ESCROW INSTRUCTIONS

This ASSIGNMENT AND ASSUMPTION OF AGREEMENT FOR SALE AND PURCHASE AND JOINT ESCROW INSTRUCTIONS (this “Assignment”) is made and entered into this 8 day of April, 2014 by Inland Real Estate Acquisitions Inc., an Illinois Corporation, (“Assignor”), and IREIT Mansfield Pointe, L.L.C., a Delaware limited liability company (“Assignee”).

RECITALS

A. Mansfield SEQ 287 & Debbie LTD. A Texas limited partnership (“Seller”) and Assignor have previously entered into that certain Purchase and Sale Agreement dated as of February 18, 2014, as amended, (the “Purchase Agreement”), relating to the sale of a certain shopping center commonly known as Mansfield Pointe Shopping Center located at the Northwest Corner of U.S. Highway 287 and Home Depot Drive in the City of Mansfield, Tarrant County, Texas.

B. Assignor desires to assign its interest in and to the Purchase Agreement to Assignee upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, the parties hereby agree as follows:

1.	Recitals. The foregoing recitals are, by this reference, incorporated into the body of this Assignment as if the same had been set forth in the body hereof in their entirety.

2.	Assignment and Assumption. Assignor hereby assigns, conveys, transfers, and sets over to Assignee all of Assignor’s right, title, and interest in and to the Purchase Agreement. Assignee hereby accepts the foregoing Assignment and assumes, and agrees to perform, all duties, obligations, liabilities, indemnities, covenants, and agreements of Assignor set forth in the Purchase Agreement.

3.	Counterparts. This document may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which must constitute one instrument and shall be binding and effective when all parties hereto have executed at least one counterpart.

4.	Successors. This Assignment shall be binding upon and for the benefit of the parties hereto and their respective Successors and Assigns.

[signature page to follow]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the day and year first written above.

ASSIGNOR:

Inland Real Estate Acquisitions Inc., an Illinois corporation

By:	/s/ Sharon Anderson-Cox
Name:	Sharon Anderson-Cox
Title	SVP

ASSIGNEE:

IREIT Mansfield Pointe, L.L.C., a Delaware limited liability company

By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Mary J. Pechous
	Name:	Mary J. Pechous
	Title:	Assistant Secretary